Exhibit 4.4

SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on August 8, 2018 (the “Effective Date”), by and among:

1.

Dada Nexus Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), whose registered office is located at Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 32311, Grand Cayman KY1-1209, the Cayman Islands;

2.

Alpha Lake Limited, a company incorporated under the Laws of the British Virgin Islands (the “BVI Subsidiary”), whose registered office is located at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, the British Virgin Islands;

3.

Dada Wisdom (HK) Limited (達智(香港)有限公司), a company limited by shares incorporated under the Laws of Hong Kong (the “HK Subsidiary”), whose registered office is located at Room C, 21F, CMA Building, No.64 Connaught Road, Central, Hong Kong;

4.

Dada Glory Network Technology Ltd. (达疆网络科技(上海)有限公司), a limited liability company established under the Laws of the PRC (the “WFOE 1”), whose legal address is located at Unit 1495, No. 1945 Siping Road, Yangpu District, Shanghai, the PRC;

5.

Shanghai JD Daojia Yuanxin Information Technology Co., Ltd. (上海京东到家元信信息技术有限公司), a limited liability company established under the Laws of the PRC (the “WFOE 2”, and together with WFOE 1, the “WFOEs”), whose registered address is located at Unit 1243, No. 1945 Siping Road, Yangpu District, Shanghai, the PRC;

6.

Shanghai Qusheng Internet Technology Co., Ltd. (上海趣盛网络科技有限公司), a limited liability company established under the Laws of the PRC (the “Domestic Company”), whose legal address is located at Unit 1494, No. 1945 Siping Road, Yangpu District, Shanghai, the PRC;

7.

Shanghai Darong Express Delivery Co., Ltd. (上海达融速运有限公司), a limited liability company established under the Laws of the PRC (the “Domestic Subsidiary 1”), whose legal address is located at Room 106, Building 3, 1157 Kangqiao Road, Pudong District, Shanghai, the PRC;

8.

Shanghai JD Daojia Youheng E-Commerce Information Technology Co., Ltd. (上海京东到家友恒电商信息技术有限公司), a limited liability company established under the Laws of the PRC (the “Domestic Subsidiary 2”, and together with Domestic Subsidiary 1, the “Domestic Subsidiaries”), whose registered address is located at Unit 1267, No. 1945 Siping Road, Yangpu District, Shanghai, the PRC;

9.	Each of the individuals and their holding company listed in Schedule A attached hereto (the “Founders”);

10.	Each of the holders of Series A Preferred Shares listed in Schedule B attached hereto (the “Series A Investors”);

11.	Each of the holders of Series B Preferred Shares listed in Schedule C attached hereto (the “Series B Investors”);

12.	Each of the holders of Series C Preferred Shares listed in Schedule D attached hereto (the “Series C Investors”);

13.	Each of the holders of Series D Preferred Shares listed in Schedule E attached hereto (the “Series D Investors”); and

14.	Each of the holders of Series E Preferred Shares listed in Schedule F attached hereto (the “Series E Investors”).

15.	Each of the holders of Series F Preferred Shares listed in Schedule G attached hereto (the “Series F Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement.

RECITALS

A.

The Company holds one hundred percent (100%) equity interest of the HK Subsidiary which holds one hundred percent (100%) equity interest of the WFOEs. The WFOE 1, in turn, Controls the Domestic Company, which holds one hundred percent (100%) equity interest of the Domestic Subsidiaries. The Company also holds one hundred percent (100%) equity interest of the BVI Subsidiary.

B.

The Group is currently engaged in the business of providing (i) crowd-sourced delivery services, (ii) online-to-offline platform services through which the platform users may post or take pickup and delivery orders, and (iii) two-hour express delivery services, and certain ancillary business in connection with the foregoing business (including, without limitation, sale of goods and services to freelance couriers) in the PRC (collectively, the “Business”).

C.

Azure Holdings S.a.r.l., a company incorporated under the laws of Luxembourg (“Walmart”) and JD Sunflower Investment Limited, a company incorporated under the laws of the British Virgin Islands (“JD”) have agreed to purchase from the Company, and the Company has agreed to sell to Walmart and JD, certain Series F Preferred Shares of the Company on the terms and conditions set forth in the Share Purchase Agreement dated August 8, 2018 by and among the Company, the BVI Subsidiary, the HK Subsidiary, the WFOEs, the Domestic Company, the Domestic Subsidiaries, the Principal, the Principal HoldCo, Walmart and JD (the “Purchase Agreement”).

D.	The Purchase Agreement provides that the execution and delivery of this Agreement shall be a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement.

E.	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Definitions.

1.1	The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means, with respect to a corporation or organization established in the PRC, the generally accepted accounting principles in the PRC, and with respect to a corporation or organization established outside the PRC, the generally accepted accounting principles in the United States, as applied on a consistent basis.

“Adverse Persons” means (i) Alibaba Group Holding Ltd. and its Affiliates; (ii) the Person that owns the tradename of “蚂蚁金服” or “Ant Financial” or domain name www.antgroup.com or www.antfin.com and the Internet Content Provider License for the operation of such domain names (currently known as “浙江蚂蚁小微金融服务集团股份有限公司”) and its Affiliates or, the ultimate holding entity that Controls such Person and the Affiliates of such ultimate holding entity; (iii) Baidu, Inc. and its Affiliates; (iv) Internet Plus Holdings Ltd. and its Affiliates; (v) Rajax Holding and its Affiliates; (vi) Yunfeng Capital (云峰基金) and its Affiliates; (vii) Cainiao Smart Logistics Network Limited (菜鸟) and its Affiliates, (viii) Suning (苏宁易购) and its Affiliates, (ix) Jack Yun MA (马云), his family funds and their respective Affiliates; (x) Joseph C. TSAI (蔡崇信), his family funds and their respective Affiliates; and (xi) Best Logistic (百世物流) and its Affiliates; and, solely with respect to a transfer or other disposal of Shares by the Principal, the Principal HoldCo, any of the Co-Founder Parties, or any Affiliates or Permitted Transferees (as defined under the Right of First Refusal & Co-Sale Agreement) of the Principal, the Principal HoldCo or any Co-Founder Parties, means (i) the foregoing entities and (ii) to the best knowledge of the Principal, the Principal HoldCo, the Co-Founder Parties, or their Affiliates or Permitted Transferees, after due inquiry, any Person in which any of the foregoing entities holds at least thirty-three percent (33%) of the issued share capital thereof.

“Affiliate” with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, including, without limitation any member, general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person. Notwithstanding the foregoing, the Parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group or (ii) entity primarily engaged in investment and trading in the secondary securities market; in each case, unless such Sequoia Entity or entity (as applicable) becomes a Shareholder. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the People’s Republic of China.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Associate” means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the record or beneficial owner of five (5) percent or more of the then outstanding Equity Securities of such corporation or organization (on a fully-diluted and as-converted basis), (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, (3) such Person’s Immediate Family (as defined in the general commentary to Section 303A.02(b) of the Listed Company Manual of the New York Stock Exchange.

“Auditor” means the Person for the time being performing the duties of auditor of the Company (if any).

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law or executive order to be closed in the PRC, Hong Kong, Cayman Islands, Mauritius, or the U.S.

“Change of Control Transaction” means any of the following: (i) a transaction or series of related transactions (including, without limitation, any consolidation, amalgamation, merger, recapitalization, share exchange, liquidation, winding up, scheme of arrangement or other reorganization or similar business combination) in which (x) any Person or group directly or indirectly acquires any Equity Securities of the Company such that, immediately after such transaction or series of related transactions, such Person or group directly or indirectly holds Equity Securities of the Company representing more than fifty percent (50%) of the then outstanding voting power of the Company, or (y) any Person or group acquires the power to appoint and/or remove all or a majority of the members of the Board or otherwise acquires the right to direct the management of the Company, in each case, whether obtained directly or indirectly, and whether obtained by ownership of capital, the possession of voting rights, contract or otherwise; (ii) any sale, lease, license, exchange, transfer or other disposition which would result in any Person or group (including any Shareholder of the Company (or any Affiliate of any Shareholder of the Company, which for the avoidance of doubt does not include any Group Company)) acquiring assets, individually or in the aggregate, constituting all or substantially all of the assets of the Group Companies (taken as a whole); (iii) any Deemed Liquidation Event; provided, however, that no exercise by JD of its Preemptive Right or right of first refusal or any other purchase by JD of Equity Securities in accordance with this Agreement or the Right of First Refusal & Co-Sale Agreement, shall constitute a Change of Control Transaction.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Co-Founder” means Mr. Jun Yang (杨骏).

“Co-Founder Parties” means the Co-Founder and High Altitude Limited, a company incorporated under the Laws of British Virgin Islands.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Deed of Joinder” means a deed of joinder substantially in the form set forth in Exhibit B as attached hereto.

“Deemed Liquidation Event” has the meaning given to such term in the Memorandum and Articles.

“Director” means a director serving on the Board.

“DST” means collectively, DST Asia IV, DST Asia V, DST China EC XII and DST Global IV Co-Invest Ltd.

“Existing Shareholders Agreement” means the Fifth Amended and Restated Shareholders Agreements, dated October 20, 2016, by and among the Company, the existing shareholder of the Company and certain other parties therein, as amended by the Amendment to Fifth Amended and Restated Shareholders Agreement, dated as of December 28, 2017, by and among the Company and certain other parties therein.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“ESOP” means the applicable equity incentive plan of the Company, as amended, according to which, as of the date hereof, 75,791,329 Ordinary Shares of the Company to be issued to the officers, Directors, employees, consultants or service providers of the Company have been reserved.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Opportunity” means any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any holder of Preferred Shares or any Affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Company or any of its Subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and exclusively in such Covered Person’s capacity as a Director of the Company.

“Exclusive Option Agreements” means (i) the Exclusive Option Agreement dated February 20, 2017, entered into by and among the WFOE 1, the Domestic Company and the Principal, (ii) the Exclusive Option Agreement dated February 20, 2017, entered into by and among the WFOE 1, the Domestic Company and Lhasa Heye Investment Management Co., Ltd., (iii) the Exclusive Option Agreement dated February 20, 2017, entered into by and among the WFOE 1, the Domestic Company and Mr. Jun Yang, (iv) the Exclusive Option Agreement dated February 20, 2017, entered into by and among the WFOE 1, the Domestic Company and Shanghai Jinglinxiyu Investment Center L.P., and (v) the Exclusive Option Agreement dated February 20, 2017, entered into by and among the WFOE 1, the Domestic Company and Jiangsu Jingdong Bangneng Investment Management Co., Ltd., each as amended from time to time.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Greenwoods” means Merit Success Investments Limited.

“Group Company” means each of the Company, the BVI Subsidiary, the HK Subsidiary, the WFOEs, and the Domestic Company, together with each Subsidiary of any of the foregoing from time to time, and “Group” refers to all Group Companies collectively.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with Accounting Standards (including capitalized lease obligations), (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Investors” means the holders of Preferred Shares.

“JD” means JD Sunflower Investment Limited, a company incorporated under the laws of the British Virgin Islands.

“JD Purchase Agreement” means certain share purchase agreement made and entered into by and among the Company, the BVI Subsidiary, the HK Subsidiary, the WOFE 1, the Domestic Company, the Domestic Subsidiary 1, the Principal, the Principal Holdco, JD.com, Inc. and JD on April 15, 2016.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable governmental orders.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, law, equity or otherwise.

“Majority Shareholders” means, collectively, (i) the holders holding at least fifty percent (50%) of the then outstanding Preferred Shares, voting together as a single class and on an as-converted basis, (ii) the Principal for so long as the Principal holds any Shares, and (iii) JD for so long as JD holds at least sixty percent (60%) of the Shares held by JD immediately after the date hereof.

“Memorandum and Articles” means the Seventh Amended and Restated Memorandum of Association of the Company and the Seventh Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Ordinary Shares” means the Company’s ordinary shares, each with a par value of US$ 0.0001 per share.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Preferred Shares” means Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“Principal” means Mr. Philip Jiaqi Kuai (蒯佳祺).

“Principal HoldCo” means Pleasant Lake Limited, a company incorporated under the Laws of British Virgin Islands.

“Qualified IPO” has the meaning given to such term in the Memorandum and Articles.

“Registrable Securities” means the Shares held by the Investors, excluding Shares sold by the Investors in a transaction other than an assignment pursuant to Section 14.3. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Party” means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Associate of any of the foregoing.

“Relevant Majority” means, collectively, (i) (x) the holders holding at least forty percent (40%) of the then outstanding Preferred Shares, or (y) in the event that JD holds forty percent (40%) or more of the then outstanding Preferred Shares, fifty percent (50%) of the then outstanding Preferred Shares, in each case voting together as a single class and on an as-converted basis, and (ii) the Principal for so long as the Principal holds any Shares.

“Retailer” means, individually and collectively, (i) any company or business that derives more than 50% of its revenue from the operation of physical retail, including but not limited to any retail stores, or any Affiliate thereof (such company or business and its Affiliates collectively, a “Retail Business”), (ii) any founder who is substantially involved in the daily operations of, or otherwise exercises or has the power to exercise control over, such Retail Business or (iii) any fund or other entity invested in by such Retail Business or such founder; provided that any such invested fund or entity shall not be deemed to be a Retailer if no Retail Business and no founder of a Retail Business has control (whether direct or indirect, potential or exercised, by contract or otherwise) over such invested fund or entity. For the avoidance of doubt, Retailer shall in no event include JD and its Affiliates.

“Right of First Refusal & Co-Sale Agreement” means the Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement entered into between the Company, Investors and certain other parties named therein as of August 8, 2018, as amended from time to time.

“SAFE” means the State Administration of Foreign Exchange of the PRC or, with respect to any matter to be submitted for examination and approval by or for registration with the State Administration of Foreign Exchange of the PRC, any Governmental Authority which is delegated or authorized by the State Administration of Foreign Exchange of the PRC to examine and approve or to effect the registration of such matter under the laws of the PRC.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Sequoia” means SCC Venture V Holdco I, Ltd., SCC Growth I Holdco A, Ltd., Sequoia Capital China GF Holdco III-A, Ltd., and SC China Growth III Co-Investment 2015-A, L.P.

“Series A Preferred Shares” means the Series A Preferred Shares of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Preferred Shares” means the Series B Preferred Shares of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Preferred Shares” means the Series C Preferred Shares of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D Preferred Shares” means the Series D-1 Preferred Shares and the Series D-2 Preferred Shares.

“Series D-1 Preferred Shares” means the Series D-1 Preferred Shares of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D-2 Preferred Shares” means the Series D-2 Preferred Shares of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series E-1 Issue Price” has the meaning set forth in the Memorandum and Articles.

“Series E Preferred Shares” means the Series E-1 Preferred Shares and the Series E-2 Preferred Shares.

“Series E-1 Preferred Shares” means the Series E-1 Preferred Shares of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series E-2 Preferred Shares” means the Series E-2 Preferred Shares of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series F Preferred Shares” means the Series F Preferred Shares of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shareholder” means a holder of any Shares.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Share Restriction Agreements” means the Fifth Amended and Restated Share Restriction Agreements, each entered into between the Company, Investors and certain other parties named therein respectively as of October 20, 2016, as amended from time to time.

“Share Pledge Agreements” means (i) the Share Pledge Agreement dated February 20, 2017, entered into by and among the WFOE 1, the Domestic Company and the Principal, (ii) the Share Pledge Agreement dated February 20, 2017, entered into by and among the WFOE 1, the Domestic Company and Lhasa Heye Investment Management Co., Ltd., (iii) the Share Pledge Agreement dated February 20, 2017, entered into by and among the WFOE 1, the Domestic Company and Mr. Jun Yang, (iv) the Share Pledge Agreement dated February 20, 2017, entered into by and among the WFOE 1, the Domestic Company and Shanghai Jinglinxiyu Investment Center L.P., and (v) the Share Pledge Agreement dated February 20, 2017, entered into by and among the WFOE 1, the Domestic Company and Jiangsu Jingdong Bangneng Investment Management Co., Ltd., each as amended from time to time.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Transaction Documents” means this Agreement, the Right of First Refusal & Co-Sale Agreement, the Share Restriction Agreements, the Memorandum and Articles, and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“US” or “United States” means the United States of America.

“United States Person” means United States person as defined in Section 7701(a)(30) of the Code.

“VIE Documents” means the following contracts: (i) the Exclusive Business Cooperation Agreement dated November 14, 2014, entered into by and between the WFOE 1 and the Domestic Company, (ii) the Exclusive Option Agreements, (iii) the Power of Attorney dated February 20, 2017, executed by each of Lhasa Heye Investment Management Co., Ltd., the Principal, Mr. Jun Yang, Shanghai Jinglinxiyu Investment Center L.P., and Jiangsu Jingdong Bangneng Investment Management Co., Ltd, and (iv) the Share Pledge Agreements, each as amended from time to time.

“Walmart Business Cooperation Agreement” means that certain Amended and Restated Business Cooperation Agreement, dated as of August 8, 2018, by and between the Company and Walmart (China) Investment Co., Ltd.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Number	Section 7.5(ii)
Agreement	Preamble
Arbitration Notice	Section 14.5(i)
Available Number	Section 7.5(ii)
Business	Recitals
BVI Subsidiary	Preamble
Company	Preamble
Company Industry Segment	Section 13.16
Confidential Information	Section 13.14(i)
Covered Issuance	Section 7.4
Direct US Investor	Section 13.12(iii)
Dispute	Section 14.5(i)
Domestic Company	Preamble
Domestic Subsidiaries	Preamble
Domestic Subsidiary 1	Preamble
Domestic Subsidiary 2	Preamble
Drag Along Notice	Section 8.1
Drag Along Requestors	Section 8.1
Drag Along Right	Section 8.1
Drag Along Transaction	Section 8.1
DST Observer	Section 10.4
Effective Date	Preamble
Exempt Registrations	Section 3.4
First Participation Notice	Section 7.5(i)
Founders	Preamble
Greenwoods Observer	Section 10.4
HK Subsidiary	Preamble
HKIAC	Section 14.5(ii)
HKIAC Rules	Section 14.5(ii)
Indirect US Investor	Section 13.12(iii)
JD	Recitals
JD Observer	Section 10.4
New Securities	Section 7.3
Observers	Section 10.4
Oversubscription Participants	Section 7.5(ii)
Participation Securities	Section 7.4
Parties	Preamble
Party	Preamble
PFIC Shareholder	Section 13.12(iii)
Preemptive Right	Section 7.1
Pro Rata Share	Section 7.2
Proposed Buyer	Section 8.1
Purchase Agreement	Recitals
Relevant Majority Reserved Matters	Section 11.2
Restricted Business	Section 13.10(i)
Retailer Participation Right	Section 7.4
Second Participation Notice	Section 7.5(ii)
Second Participation Period	Section 7.5(ii)

Security Holder	Section 13.2
Sequoia Observer	Section 10.4
Series A Investors	Preamble
Series A Purchase Agreement	Section 14.16
Series B Investors	Preamble
Series B Purchase Agreement	Section 14.16
Series C Investors	Preamble
Series D Investors	Preamble
Series E Investors	Preamble
Series F Investors	Preamble
Special Majority	Section 11.2
Subsidiary Board	Section 10.1(ii)
Violation	Section 5.1(i)
Walmart	Recitals
Walmart Observer	Section 10.4
WFOE 1	Preamble
WFOE 2	Preamble
WFOEs	Preamble

1.3 Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall,” “will” and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles, (xiii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiv) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, and (xv) all references to dollars or to “US$” are to currency of the United States and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.	Demand Registration.

2.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the date that is six (6) months after the closing of the IPO, Holders holding ten-percent (10%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration of Registrable Securities. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than three (3) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1 are not fully included in the Registration for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration or due to the limitation of the number of Registrable Securities to be underwritten in a Registration by the managing underwriters which is acceptable to the Holders as provided in Section 2.4, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2 Registration on Form F-3 or Form S-3. The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction.

2.3 Right of Deferral.

(i)	The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1)

if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(2)

during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

(3)

in any jurisdiction other than the US in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(4)

with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States) (as the case may be) is not available for such offering by the Holders.

(ii)

If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its Securities during such period (except for Exempt Registrations).

2.4 Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of at least 50% of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included; provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.	Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3 Underwriting Requirements.

(i)

In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude up to all of the Registrable Securities requested to be Registered in connection with the IPO and up to seventy-five percent (75%) of the Registrable Securities requested to be Registered in connection with any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(ii)

If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4 Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), or (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

4.	Registration Procedures.

4.1

Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)

Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least 50% in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(ii)

Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)

At the request of the Holders, furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)

Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)

Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii)

Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) a scanned copy of an opinion, dated the date of the sale, issued by the counsel representing the Company to the underwriters for the purposes of the Registration; and (B) a scanned copy of comfort letters dated as of (x) the effective date of the final registration statement covering such Registrable Securities, and (y) the closing date of the sale of the Registrable Securities, from the independent certified public accountants of the Company, addressed to the underwriters;

(viii)

Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix)

Not, without the written consent of the holders of at least 50% of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(x)

Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi)

Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with an IPO, the primary exchange on which the Company’s securities will be traded.

4.2 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel and applicable local counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding at least 50% of the voting power of the Registrable Securities requested to be Registered by all Holders in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least 50% of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company that was unknown to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

5.	Registration-Related Indemnification.

5.1	Company Indemnity.

(i)

To the maximum extent permitted by Law and its memorandum and articles of association, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)

The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

5.2	Holder Indemnity.

(i)

To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder expressly for inclusion in such Registration Statement; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. To the extent not prohibited under the applicable Law, no Holder’s Liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii)

The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, to the extent not prohibited under the applicable Law, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5 Underwriting Agreement. To extent that the offering includes Registrable Securities in a Registration Statement, the Company shall cause the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering to be consistent with the foregoing provisions.

5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6. Additional Registration-Related Undertakings.

6.1 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)

make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following 90 days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)	file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii)

at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of, collectively and each voting as a separate class, (A) the holders holding a majority of the then outstanding Series A Preferred Shares, (B) the holders holding at least sixty percent (60%) of the then outstanding Series B preferred Shares, (C) the holders holding at least fifty percent (50%) of the then outstanding Series C Preferred Shares, (D) the holders holding at least fifty percent (50%) of the then outstanding Series D Preferred Shares, (E) the holders holding at least fifty percent (50%) of the then outstanding Series E Preferred Shares, and (F) the holders holding at least fifty percent (50%) of the then outstanding Series F Preferred Shares, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3 “Market Stand-Off” Agreement. Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus, as may be extended in line with customary market practice, by up to a maximum of 32 days, to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned by such holder immediately prior to the date of the final prospectus relating to the IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (a) the forgoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the then outstanding share capital of the Company (calculated on an as-converted basis) must be bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (y) if the Company or any underwriter releases any officer, director or holder of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The Investors agree to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein.

6.4 Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of an IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5 Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6 Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States where registration rights have significance or that the Company might effect an offering in the United States in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(i)

it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii)

it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Investors to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7. Preemptive Right.

7.1 General. The Company hereby grants to the Investors the right of first refusal to purchase such Investor’s Pro Rata Share (as defined below) (and any oversubscription, as provided below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”).

7.2 Pro Rata Share. Each Investor’s “Pro Rata Share” for purposes of the Preemptive Rights is, on an as-converted basis, the ratio of (a) the total number of Ordinary Share Equivalents (calculated on a fully-diluted and as-converted basis) held by such Investor in the aggregate, to (b) the total number of Ordinary Share Equivalents (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

7.3 New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:

(i)

up to 75,791,329 (such number can be increased from time to time as approved in accordance with this Agreement) Ordinary Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) and/or options or warrants therefor issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP duly approved by the Board and Majority Shareholders in accordance with Section 11 hereof;

(ii)

any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification or other similar event as approved by the Board and Majority Shareholders (so long as such approval includes the consent of at least one (1) Preferred Director) in accordance with Section 11 hereof;

(iii)

any Equity Securities of the Company issued pursuant to the IPO duly approved by the Company in accordance with Section 11 hereof (it being agreed that if the Company undertakes an IPO that does not meet the requirement of a Qualified IPO, with respect to holders of Series D Preferred Shares, Series E Preferred Shares, and Series F Preferred Shares, the Shares issued pursuant to such offering shall be deemed as New Securities and the Series D Conversion Price, the Series E Conversion Price, and Series F Conversion Price (each as defined in the Memorandum and Articles) shall be adjusted and determined pursuant to the Memorandum and Articles;

(iv)

any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or a series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, duly approved in accordance with Section 11 hereof;

(v)	any Equity Securities of the Company issued to Walmart pursuant to Section 7.4 hereof; and

(vi)	any Ordinary Shares issued upon the conversion of the Preferred Shares.

7.4 Walmart’s Retailer Participation Right. So long as Walmart and/or its Affiliates in aggregate hold at least one hundred percent (100%) of the Shares held by Walmart immediately after the closing of the issuance of Series F Preferred Shares pursuant to the Purchase Agreement less any Series F Preferred Shares redeemed pursuant to the Walmart Business Cooperation Agreement, in the event that any proposed issuance of New Securities, together with any transactions contemplated by such issuance, would cause any Retailer to hold, directly or indirectly, the same or a greater number of Equity Securities of the Company than Walmart and its Affiliates then hold in the aggregate on an as-converted and fully-diluted basis following the Investors’ (including Walmart’s) exercise of their Preemptive Right pursuant to Section 7.1, to the extent such Preemptive Right is actually exercised (a “Covered Issuance”), Walmart shall have the right to purchase from the Company (such right, the “Retailer Participation Right”), on the same terms as those offered to such Retailer in the Covered Issuance, such additional number of Equity Securities of the same class and series as those offered to such Retailer, such that upon completion of such Covered Issuance, including any exercise of Preemptive Rights hereunder, the number of Equity Securities of the Company (on an as-converted and fully-diluted basis) beneficially owned by Walmart and its Affiliates in the aggregate following its exercise of the Retailer Participation Right in full (such Equity Securities, the “Participation Securities”) plus, if and only if Walmart or any of its Affiliates in its discretion chooses to exercise its Preemptive Right pursuant to Section 7.1, the number of Equity Securities of the Company issued to Walmart and/or its Affiliates in the aggregate following its exercise of the Preemptive Right, shall be equal to the number of Equity Securities held by such Retailer plus one. If Walmart exercises its Retailer Participation Right in full, the Company shall grant Walmart all additional rights or privileges in the Company necessary to ensure that Walmart enjoys all of the rights and privileges that the applicable Retailer enjoys upon completion of the Covered Issuance.

7.5 Procedures.

(i)

First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), the Company shall give the Investors a written notice (the “First Participation Notice”) of its intention to issue New Securities, describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Investor shall have thirty (30) days from the date of receipt of the First Participation Notice to agree in writing to purchase up to such Investor’s Pro Rata Share of the New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Investor’s Pro Rata Share). If any Investor fails to so respond in writing within such thirty (30)-day period, then such Investor shall forfeit the Preemptive Right to purchase its Pro Rata Share of the New Securities described in such First Participation Notice, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii)

Second Participation Notice; Oversubscription. If any Investor fails or declines to exercise or does not fully exercise its Preemptive Rights in accordance with subsection (ii) above, the Company shall promptly give notice (the “Second Participation Notice”) to other participating Investors who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (ii) above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the New Securities available for purchase (the “Available Number”), each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the Available Number by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all the Oversubscription Participants.

(iii)

Retailer Participation Right Notice. In the event that the proposed issuance of New Securities constitutes a Covered Issuance (in a single transaction or a series of related transactions) and the Retailer Participation Right is then in effect, after expiration of the Second Participation Period, the Company shall promptly give Walmart a written notice (the “Retailer Participation Right Notice”), describing the amount and type of New Securities, the price and the principal terms upon which the Company proposes to issue such New Securities, the number of Participation Securities that Walmart is entitled to purchase pursuant to Section 7.4, and any new rights to which Walmart will be entitled upon exercise of the Retailer Participation Right pursuant to Section 7.4. Walmart may elect, by delivering written notice to the Company within fifteen (15) days from the date of Walmart’s receipt of the Retailer Participation Right Notice, to purchase in full the Participation Securities at the price and upon the terms and conditions specified in such Retailer Participation Right Notice.

7.6 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event that no Investor exercises the Preemptive Rights within thirty (30) days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon such other terms as are not more favorable to the purchasers thereof than specified in the First Participation Notice, provided that the purchaser(s) of such New Securities shall be required to enter into this Agreement and the Right of First Refusal & Co-Sale Agreement by executing a Deed of Joinder, unless otherwise agreed by the Investors. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Section 7 (including, if applicable, to Walmart pursuant to Section 7.4).

8. Drag Along Right

8.1 Drag Along Transaction. Subject to Sections 11 and 12, in the event that no Qualified IPO occurs on or prior to the fifth (5th) anniversary of the date hereof, (x) the holders holding at least sixty percent (60%) of the then outstanding Preferred Shares, voting together as a single class and on an as-converted basis, and (y) the Principal for so long as he holds any Shares (collectively, the “Drag Along Requestors”) approve a sale of the Company to a Person who is not an Associate of any Drag Along Requestor (the “Proposed Buyer”) (whether structured as a merger, reorganization, asset sale, stock sale or otherwise), in which a Person, or a group of related Persons, acquire from Shareholders of the Company shares representing all of the then outstanding voting power of the Company or substantially all assets of the Company at a per share price of not less than one point four (1.4) multiplied by the Series F Issue Price (as defined in the Memorandum and Articles) (a “Drag Along Transaction”, it being agreed and acknowledged that a Drag Along Transaction constitutes a Deemed Liquidation Event under the Memorandum and Articles), the Drag Along Requestors shall have the right (the “Drag Along Right”) to require all other Shareholders by giving a notice (the “Drag Along Notice”) to all such parties and the Company, subject to and upon such terms and conditions as the Drag Along Requestors may reasonably require, unless the Company could seek an alternative buyer in accordance with Section 8.2:

(i)	to vote all voting shares held by them in the same manner as the Drag Along Requestors;

(ii)	to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Drag Along Transaction;

(iii)	to execute and deliver all related documentation and take such other action in support of the Drag Along Transaction as shall reasonably be requested by the Company or the Drag Along Requestors; and

(iv)

in the event that the Drag Along Transaction is to be effected by the sale of Shares held by Drag Along Requestors without the need for shareholder approval, to sell all Shares of the Company beneficially held by such other Shareholders to the person to whom the Drag Along Requestors propose to sell its Shares, for the same per-share consideration (on an as-converted basis) and on the same terms and conditions as the Drag Along Requestors.

(v)

no Shareholder who is not an employee, officer or controlling shareholder of a Group Company shall be required to make any representations or warranties or provide any indemnity (other than through an escrowed portion of the proceeds) other than in respect of due authorization of such Shareholder and title to the Shares to be transferred by such Shareholder in the Drag Along Transaction. For the avoidance of doubt, for the purposes of this Section 8.1(v), no holder of Preferred Shares shall be deemed a controlling shareholder.

8.2 Option of the Company. The Company shall have ten (10) Business Days from the date of receipt of the Drag Along Notice to seek another Person to agree in writing and be bound to purchase from Shareholders of the Company shares or assets of the Company to be sold in the Drag Along Transaction for the price and upon the terms and conditions not less favorable than those offered by the Proposed Buyer. If the Company fails to find such a Person within such ten (10)-Business-Day period, then the Company and all the Shareholders shall proceed with the Drag Along Transaction and all the Shareholders shall use their best efforts and take all necessary actions to effect the Drag Along Transaction (including without limitation taking actions as reasonably requested by the Drag-Along Requestors).

9. Information and Inspection Rights.

9.1 Delivery of Financial Statements. The Group Companies shall deliver to each Investor the following documents or reports, provided that such Investor and its Affiliates shall hold at least 50,000,000 Shares of the Company (as adjusted in connection with share splits or share consolidation, reclassification or other similar event):

(i)

an annual budget and strategic plan at least thirty (30) days prior to the beginning of each fiscal year, setting forth: the projected balance sheets, income statements and statements of cash flows for each month during such fiscal year of each Group Company; projected detailed budgets for each such month; any dividend or distribution projected to be declared or paid; the projected incurrence, assumption or refinancing of Indebtedness; and all other material matters relating to the operation, development and business of the Group Companies;

(ii)

within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Group Companies for such fiscal year and a consolidated balance sheet for the Group Companies as of the end of the fiscal year, audited and certified by any of the “Big Four” accounting firms or a reputable firm of independent certified public accountants acceptable to the Investors, all prepared in accordance with the Accounting Standards consistently applied throughout the period;

(iii)

within forty-five (45) days of the end of each fiscal quarter, a consolidated unaudited income statement and statement of cash flows for such quarter and a consolidated balance sheet for the Group Companies as of the end of such quarter, all prepared in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company;

(iv)

within fifteen (15) days of the end of each month, (a) a consolidated unaudited income statement and statement of cash flows for such month and a consolidated balance sheet for the Group Companies as of the end of such month, all prepared in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company, and (b) a management report on operational metrics of the Group Companies for such month;

(v)

within thirty (30) days after the end of each fiscal year and promptly following any fiscal quarter during which there have been any material changes thereto, a detailed fully-diluted capitalization table of the Company;

(vi)

copies of all documents or other information sent to all other shareholders and any reports publicly filed by the Group Companies with any relevant securities exchange, regulatory authority or governmental agency, no later than five (5) days after such documents or information are filed by the Group Companies; and

(vii)	as soon as practicable, any other information reasonably requested by such Investor.

9.2 Inspection Rights. The Group Companies, the Principal and the Co-Founder covenant and agree that each Investor shall have the right, at its own expense, to inspect facilities, properties, records and books of each Group Company at any time during regular working hours on reasonable prior notice to such Group Company and the right to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, accounts, legal counsels and investment bankers, provided that the requesting Investor and its Affiliates shall hold at least 50,000,0000 Shares of the Company (as adjusted in connection with share splits or share consolidation, reclassification or other similar event).

10. Election of Directors.

10.1 Board of Directors.

(i)	The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of no more than six (6) authorized Directors.

(1)

For so long as the Principal holds the position of and serves as the chief executive officer of the Company, the Principal shall have right to designate, appoint, remove, replace and reappoint two (2) Directors (the “Founder Directors”) on the Board, one (1) of whom must be the Principal himself, and the other one (1) of whom must be another incumbent management member of the Company and will be appointed after the date hereof (the “Additional Director”) by the Principal. The Principal shall have two (2) votes until the Additional Director is appointed.

(2)

For so long as JD holds at least thirty percent (30%) but less than sixty percent (60%) of the Shares held by JD immediately after the date hereof, JD shall have right to designate, appoint, remove, replace and reappoint one (1) Director (the “JD Preferred Director”), who shall initially be Mr. Richard Qiangdong Liu. For so long as JD holds at least sixty percent (60%) of the Shares held by JD immediately after the date hereof, JD shall have right to designate, appoint, remove, replace and reappoint two (2) Directors, one (1) of whom shall be the JD Preferred Director (the other one (1) so appointed, the “JD Ordinary Director”, together with the Founder Directors, the “Ordinary Directors” and each an “Ordinary Director”).

(3)

For so long as Sequoia continues to hold at least sixty percent (60%) of the Shares held by Sequoia immediately after the date hereof, Sequoia shall have right to designate, appoint, remove, replace and reappoint one (1) Director (the “Sequoia Preferred Director”).

(4)

For so long as Walmart continues to hold at least sixty percent (60%) of the Shares held by Walmart immediately after the date hereof, Walmart shall have right to designate, appoint, remove, replace and reappoint one (1) Director (the “Walmart Preferred Director”, together with the JD Preferred Director and the Sequoia Preferred Director, the “Preferred Directors” and each a “Preferred Director”).

(5)

In the event that the Principal ceases to have the right to designate, appoint, remove, replace and reappoint any of the Founder Directors or JD ceases to have the right to designate, appoint, remove, replace and reappoint the JD Ordinary Director, the holders holding at least seventy five percent (75%) of the then outstanding Shares (voting together as a single class and on a fully-diluted and as-converted basis) shall have the right to designate, appoint, remove, replace and reappoint such Ordinary Director.

(6)

In the event that JD ceases to have the right to designate, appoint, remove, replace and reappoint the JD Preferred Director or Sequoia ceases to have the right to designate, appoint, remove, replace and reappoint the Sequoia Preferred Director or Walmart ceases to have the right to designate, appoint, remove, replace and reappoint the Walmart Preferred Director, the holders holding at least a majority of the then outstanding Preferred Shares (disregarding, for all purposes of determining the foregoing threshold, JD, Sequoia or Walmart who remains to have the right to designate, appoint, remove, replace and reappoint a Preferred Director), voting as a single class on an as-converted basis, shall have the right to designate, appoint, remove, replace and reappoint such Preferred Director.

(7)

For the avoidance of doubt, other than as provided above in respect of the Principal, each of the Directors shall have one (1) vote when any resolution shall be passed by the Board. In the event that the voting over any matter by the Directors is deadlocked, the Principal, as one of the Directors, shall have the tie-breaking vote over such matter.

(ii)

Upon the request of the holders holding a majority of the Preferred Shares, voting together as a single class and on an as-converted basis, each Group Company shall, and the Parties hereto shall cause each Group Company to, (i) have a board of directors or similar governing body (the “Subsidiary Board”), (ii) maintain the authorized size of each Subsidiary Board at all times same as the authorized size of the Board, and (iii) ensure each Subsidiary Board at all times composed of the same persons as directors as those then on the Board.

10.2 Voting Agreements.

(i)

With respect to each election of Directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at six (6) Directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 10.1, and (iii) against any nominees not designated pursuant to Section 10.1.

(ii)

Any Director designated pursuant to Section 10.1 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Section 10.1 or by the Company at any time when the Person or group of Persons are no longer entitled to designate such Director pursuant to Section 10.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (and give written consents in lieu thereof) in support of the foregoing.

(iii)

The Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the election or appointment to each Subsidiary Board of each director designated to serve on the Board pursuant to Section 10.1. Upon a removal or replacement of such director from the Board in accordance with Section 10.2(ii), the Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the removal of such director from each Subsidiary Board.

10.3 Quorum. The Board and each Subsidiary Board shall hold no less than one (1) board meeting during each fiscal quarter. A meeting of the Board and each Subsidiary Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) a majority of all Directors/directors of such Group Company then in office, provided that such majority includes all of the then-incumbent Preferred Directors, and the Parties shall cause the foregoing to be the quorum requirements for the Board and each Subsidiary Board. Notwithstanding the foregoing, if notice of the board meeting has been duly delivered to all directors of the Board or the applicable Subsidiary Board five (5) Business Days prior to the scheduled meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company, and the number of directors required to be present under this Section 10.3 for such meeting to proceed is not present within one and a half hours from the time appointed for the meeting solely because of the absence of any of the Preferred Directors, each holder of voting securities of the Company, or the applicable Group Company, as the case may be, shall procure that the directors present at the meeting shall adjourn the meeting to the third (3rd) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all directors one (1) Business Day prior to the adjourned meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company and, if at the adjourned meeting, the number of directors required to be present under this Section 10.3 for such meeting to proceed is not present within one and a half hours from the time appointed for the meeting solely because of the absence of any of the Preferred Directors, each holder of voting securities of the Company, or the applicable Group Company, as the case may be, shall, again, procure that the directors present at the meeting shall adjourn the meeting to the third (3rd) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all Directors/directors one (1) day prior to the adjourned meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company and the Director(s)/director(s) present shall constitute a quorum for such second adjourned board meeting.

10.4 Observers. For so long as Sequoia or any of its Affiliates holds any Preferred Shares or Ordinary Shares issued upon conversion of Preferred Shares, Sequoia shall be entitled to appoint one observer to attend all meetings of the Board and all subcommittees of the Board, in a non-voting observer capacity (the “Sequoia Observer”). For so long as Greenwoods or any of its Affiliates holds any Preferred Shares or Ordinary Shares issued upon conversion of Preferred Shares, Greenwoods shall be entitled to appoint one observer to attend all meetings of the Board and all subcommittees of the Board, in a non-voting observer capacity (the “Greenwoods Observer”). For so long as DST or any of its Affiliates holds any Preferred Shares or Ordinary Shares issued upon conversion of Preferred Shares, DST shall be entitled to appoint one observer to attend all meetings of the Board and all subcommittees of the Board, in a non-voting observer capacity (the “DST Observer”). For so long as Walmart or any of its Affiliates holds any Preferred Shares or Ordinary Shares issued upon conversion of Preferred Shares, Walmart shall be entitled to appoint one observer to attend all meetings of the Board and all subcommittees of the Board, in a non-voting observer capacity (the “Walmart Observer”). For so long as JD or any of its Affiliates holds any Preferred Shares or Ordinary Shares, JD shall be entitled to appoint one observer to attend all meetings of the Board and all subcommittees of the Board, in a non-voting observer capacity (the “JD Observer,” together with the Sequoia Observer, the Greenwoods Observer, the DST Observer and the Walmart Observer, the “Observers”). The Company shall give the Observers copies of all notices, minutes, consents, and other materials that the Company provides to any of the Company’s directors or any members of subcommittees of the Board at the same time and in the same manner as provided to such directors or such members of subcommittees of the Board; provided, however, that the Observers shall agree to hold in confidence all information so provided. Notwithstanding the foregoing, any Observer may be excluded from access to any material or meeting or portion thereof by vote of a majority of the Board if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. The Observers shall be entitled to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings.

10.5 Expenses. The Company will promptly pay or reimburse each Board member and each Subsidiary Board member for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and committee members.

10.6 Alternates. Subject to applicable Law and the Charter Documents of the Company, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

10.7 Establishment of Compensation Committee and Audit Committee. The Company shall establish and maintain (i) a Compensation Committee and (ii) an Audit Committee, and the Preferred Directors shall be members of each of the Compensation Committee and the Audit Committee, provided that JD is entitled to designate, and the Board shall nominate and appoint upon and pursuant to such designation, any Director appointed by JD to be a member of the Compensation Committee or the Audit Committee, and, if JD designates a Director other than the JD Preferred Director to be a member of the Compensation Committee or the Audit Committee, the JD Preferred Director shall not be a member of the Compensation Committee or the Audit Committee (as applicable). The Compensation Committee shall propose the terms of the Company’s share incentive plans, and all grants of awards thereunder, to the Board for approval and adoption by the Board and the Shareholders, and to implement salary and equity guidelines of the Company. The Compensation Committee shall also have the power and authority to approve compensation packages, severance agreements, employees’ stock options plan and employment agreements for all senior management with vice president title or above, and shall have such other powers and authorities as the Board delegates to it. The Audit Committee shall select the Auditor of the Company and approve the scope of the Company’s annual audit, and shall have such other powers and authorities as the Board delegates to it. Any actions taken by the Compensation Committee or the Audit Committee shall be approved by a majority of the members of such committee, so long as such majority shall include at least one (1) of the then incumbent Preferred Directors.

10.8 Director Indemnification. To the maximum extent permitted by the Law of the jurisdiction in which the Company is organized, the Company shall indemnify and hold harmless each of its Directors and shall comply with the terms of the indemnification agreements, and at the request of any Director who is not a party to an indemnification agreement, shall enter into an indemnification agreement with such director in similar form to the indemnification agreements.

10.9 English Language. At the request of the Director or the Observer, the relevant meetings of the Board and the subcommittees of the Board may be held either in English or in Chinese with an English interpreter being present at such meetings. All documents of the Board and subcommittees of the Board shall be in English.

11. Protective Provisions.

11.1 Approval by the Majority Shareholders. Subject to applicable Laws, regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by (a) the Majority Shareholders and (b) solely with respect to any act listed in clauses (i) through (vi), (xii), (xiii), (xix) and (xx) below, the holders holding at least 70% of the then outstanding Preferred Shares (voting as a single class on an as-converted basis, but disregarding any Preferred Shares held by JD for all purposes of determining the foregoing threshold) in advance:

(i)	creation, authorization or issuance of any Equity Securities of any Group Company (other than the Company);

(ii)	any amendment or change of the rights, preferences, privileges or powers of, or the restrictions applicable to the Preferred Shares, or other rights, preferences or privileges of the Preferred Shares;

(iii)

any action that reclassifies any outstanding shares into shares having rights, preferences, privileges or powers senior to or on a parity with Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(iv)

any purchase, repurchase, redemption or retirements of any Equity Security of any Group Company other than pursuant to each Share Restriction Agreement or any equity incentive agreement with service providers giving the Company the right to repurchase Equity Security upon the termination of services;

(v)

any amendment or modification to any of the Charter Documents of any Group Company, this Agreement, the Right of First Refusal & Co-Sale Agreement, the Share Restriction Agreements or the VIE Documents (unless the amendment or modification to the VIE Documents is in accordance with the Purchase Agreement), other than any customary amendment or modification (as reasonably determined by a majority of the Directors) necessary for effecting any Relevant Majority Reserved Matter that has been approved pursuant to Section 11.2;

(vi)

any declaration, set aside or payment of a dividend or other distribution by any Group Company except for any distribution or dividend with respect to which the sole recipient of any proceeds therefrom is the Company or any wholly-owned Subsidiary of the Company, or the adoption of, or any change to, the dividend policy of any Group Company;

(vii)

any sale, transfer, or other disposal of, or the incurrence of any Lien on, any substantial part of the assets (including any intellectual property) of any Group Company or the grant of exclusive license of any material intellectual property of any Group Company to a third party, other than any sale, transfer or other disposal of all or substantial of all assets of any Group Company or the grant of exclusive license of all or substantially all intellectual property of any Group Company (as reasonably determined by a majority of the Directors) necessary for effecting any Change of Control Transaction that has been approved pursuant to Section 11.2(ii);

(viii)

the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of any of the Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(ix)

any change of the size or composition or the manner in which the directors are appointed of the board of directors of any Group Company, other than (x) any changes pursuant to and in compliance with Section 10 hereof, or (y) any customary changes (as reasonably determined by a majority of the Directors) necessary for effecting any Relevant Majority Reserved Matter that has been approved pursuant to Section 11.2(i), (ii) or (iv);

(x)

any investment in, or divestiture or sale by any Group Company of an interest in another Person in excess of US$15,000,000, other than any investment or divestiture or sale of an interest (as reasonably determined by a majority of the Directors) necessary for effecting any Relevant Majority Reserved Matter that has been approved pursuant to Section 11.2(i) or any Deemed Liquidation Event that has been approved pursuant to Section 11.2(ii) (for the avoidance of doubt, excluding any divestiture or sale of the JDDJ Business (as defined under the JD Purchase Agreement));

(xi)

acquisition of any business or assets in excess of US$15,000,000, individually or in the aggregate in a twelve (12) month period, other than any acquisition (as reasonably determined by a majority of the Directors) necessary for effecting any Relevant Majority Reserved Matter that has been approved pursuant to Section 11.2(i) or (ii);

(xii)

any increase or decrease in the authorized number of Preferred Shares, or any series thereof, or the authorized number of Ordinary Shares, other than any increase (as reasonably determined by a majority of the Directors) necessary for effecting any Relevant Majority Reserved Matter that has been approved pursuant to Section 11.2(i), (ii) or (iv);

(xiii)

the adoption, material amendment or termination of the ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies, and any increase of the total number of Equity Securities reserved for issuance thereunder, other than adoption, material amendment or termination of the ESOP or any increase of the total number of Equity Securities reserved for issuance thereunder (as reasonably determined by a majority of the Directors) necessary for effecting any Relevant Majority Reserved Matter that has been approved pursuant to Section 11.2(i) or (iv);

(xiv)	the appointment or removal of the Auditor for any Group Company, or any material changes in the accounting or financial policies or procedures of any Group Company;

(xv)

the investment by any Group Company in any Subsidiaries, joint ventures or material alliance in excess of US$15,000,000, other than any investment (as reasonably determined by a majority of the Directors) necessary for effecting any Relevant Majority Reserved Matter that has been approved pursuant to Section 11.2(i), (ii) or (iv);

(xvi)

any transaction (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any Related Party in excess of US$15,000,000, including without limitation, any transaction with any employee or Affiliates or major Shareholder of any Group Company outside the ordinary course of business, including loans to the Principal, the Co-Founder, officer, or director of any Group Company or Affiliates thereof; in each case, other than (i) the Walmart Business Cooperation Agreement and any transactions and agreements contemplated thereunder, (x) the Business Cooperation Agreement (as defined under the JD Purchase Agreement) and any transactions and agreements contemplated thereunder, (y) the Transition Service Agreement (as defined under the JD Purchase Agreement) and any transactions and agreements contemplated thereunder, and (z) any transactions with a major Shareholder arising out of the ordinary course of business of any Group Company;

(xvii)

cessation of any business line of any Group Company as now conducted, including, for the avoidance of doubt, the JDDJ Business (as defined under the JD Purchase Agreement), or any material change to the business scope or nature of business of any Group Company;

(xviii)	initiate or settle any material litigation, arbitration or other legal proceeding;

(xix)	any action that would hurt the rights or interests of the holder of Preferred Shares (based on reasonable judgment of the holder of Preferred Shares);

(xx)

any public offering of any Equity Securities of any Group Company (including determination of the listing venue, timing, valuation or other material terms of a public offering), other than a Qualified IPO; or

(xxi)	any action by a Group Company to authorize, approve or enter into any agreement or obligation, or make any commitment to do so with respect to any action listed above.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (i) through (xxi) requires a special resolution of the shareholders of the Company in accordance with the Companies Law (2016 Revision) of the Cayman Islands and if the shareholders vote in favor of such act but the approval by the Majority Shareholders has not yet been obtained, the Majority Shareholders shall have, in such vote at all meetings of the shareholders, the voting rights equal to the aggregate voting power of all the shareholders of the Company who voted in favor of the resolution plus one.

11.2 Approval by the Relevant Majority. Subject to applicable Laws, regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following (the “Relevant Majority Reserved Matters”), whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the Relevant Majority in advance:

(i)

creation, authorization or issuance of (A) any class or series of Equity Securities having rights, preferences, privileges or powers superior to or on a parity with the Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise, or any Equity Securities convertible into, exchangeable for, or exercisable into any Equity Securities having rights, preferences, privileges or powers superior to or on a parity with any series of Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise, (B) any additional Preferred Shares, or (C) any other Equity Securities of the Company, except for the Conversion Shares or the issuance of Ordinary Shares under the ESOP approved by the Board and Majority Shareholders;

(ii)

any Deemed Liquidation Event or any Change of Control Transaction or any merger, amalgamation, scheme of arrangement or consolidation of any Group Company with any Person, or the purchase or other acquisition by any Group Company of all or substantially all of the assets, equity or business of another Person;

(iii)	expanding or altering the business of any Group Company from what is provided in the annual budget and business plan of the Group as duly approved in accordance with this Section 11;

(iv)	any public offering that is a Qualified IPO;

(v)	any entry into business that is outside of the Business; or

(vi)	any action by a Group Company to authorize, approve or enter into any agreement or obligation, or make any commitment to do so with respect to any action listed above,

provided, however, that in the event that the approval by the Relevant Majority has not been obtained for any of the above-listed Relevant Majority Reserved Matters which have been presented by the Board for approval, the relevant Group Company may take, permit to occur, approve, authorize, or agree or commit to do any of the above, with the approval of the holders holding at least seventy percent (70%) (the “Special Majority”) of the then outstanding Shares (voting together as a single class and on a fully-diluted and as-converted basis, but disregarding any Shares held by the Principal and the Co-Founder for all purposes of calculating the foregoing threshold), including the approval of at least any three Shareholders of DST, Sequoia, Walmart and JD.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (i) through (vi) requires a special resolution of the shareholders of the Company in accordance with the Companies Law (2016 Revision) of the Cayman Islands and if the shareholders vote in favor of such act but neither the approval by the Relevant Majority nor the approval by the Special Majority has been obtained, the Relevant Majority shall have, in such vote at all meetings of the shareholders, the voting rights equal to the aggregate voting power of all the shareholders of the Company who voted in favor of the resolution plus one.

11.3 Approval by the Preferred Directors. Subject to any additional requirements imposed by the applicable Laws, except as contemplated under this Agreement, the Company shall ensure that no Group Company shall, without the affirmative consent or approval by a majority of the Directors (which majority shall include at least one then incumbent Preferred Director for so long as any Investor has the right to appoint any Preferred Director, and, solely with respect to any act listed in clauses (i) and (ii) below, shall include the Principal for so long as the Principal serves as a Director), take, permit to occur, approve, authorize or agree or commit to do any of the following actions, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation or otherwise:

(i)

appointment, removal or replacement of, or approval of the remuneration package (in cash or equity) for, the chief executive officer, the chief operating officer, the chief technology officer, the chief financial officer and president of any Group Company;

(ii)	the approval of, or any material deviation from or material amendment of, the annual budget and business plan of any Group Company;

(iii)	any increase in compensation of any employee of any Group Company with monthly salary of at least RMB450,000 by more than forty percent in a twelve (12) month period;

(iv)	incurrence of any capital commitment or expenditure outside of the annual budget in excess of US$3,000,000 per month, individually or in the aggregate;

(v)	the issuance of any debt in excess of US$15,000,000;

(vi)

incurrence, extension, cancellation or waiver of any loan or guarantee for Indebtedness in excess of US$15,000,000, individually or in the aggregate, to any third party other than approved in the annual budget and business plan of any Group Company;

(vii)

any transaction (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any Related Party in excess of US$1,500,000, including without limitation, any transaction with any employee or Affiliates or major Shareholder of any Group Company outside the ordinary course of business, including loans to the Principal, the Co-Founder, officer, or director of any Group Company or Affiliates thereof; in each case, other than (x) the Business Cooperation Agreement and any transactions contemplated thereunder, (y) the Transition Service Agreement and any transactions contemplated thereunder, and (z) any transactions with a major Shareholder arising out of the ordinary course of business of any Group Company; or

(viii)	any single action or transaction in excess of US$15,000,000 other than as approved in the annual budget and business plan of any Group Company.

Notwithstanding anything to the contrary contained herein, solely with respect to any act listed in clauses (i) and (ii) above, in the event that such act has been approved by the Board in writing or a majority of the Directors presenting at the relevant duly-convened Board meeting and (x) the Relevant Majority or (y) in the event that the approval by the Relevant Majority has not been obtained for such matters which have been presented by the Board for approval, the Special Majority, the relevant Group Company may take, permit to occur, approve, authorize or agree or commit to such act, regardless of whether the majority of the Directors approving such act includes the affirmative approval of at least one then incumbent Preferred Director or the Principal.

11.4 Voting. In furtherance of the foregoing, where any Company act requires a resolution of the Shareholders in accordance with the Companies Law (2016 Revision) of the Cayman Islands and if the approval by the Majority Shareholders, Relevant Majority or other applicable voting threshold required under this Agreement has not yet been obtained, the Parties shall vote their Shares against such act in all meetings of the Shareholders unless and until Shareholders with sufficient voting power as is required to meet the applicable threshold under this Agreement agreed to in this Agreement have otherwise voted in favor of such act.

12. JD Consent Rights.

12.1 Transactions Involving Adverse Persons. Notwithstanding any other provision of this Agreement or any other Transaction Document, for so long as JD holds at least sixty percent (60%) of the Shares held by JD immediately after the date hereof, without the prior written consent of JD:

(i)	no Group Company shall issue or cause to be issued any Equity Securities of such Group Company to any Adverse Person;

(ii)

no Shareholder shall, directly or indirectly, sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to all or any part of any interest in any Equity Securities of any Group Company now or hereafter owned or held by such Shareholder to any Adverse Person; and

(iii)

no Group Company shall engage in any Change of Control Transaction with, involving or to an Adverse Person, provided that, subject to the provisions in Section 12.2, in the event that a Change of Control Transaction values the Company at a valuation that is no more than US$1.5 billion, the Company may engage in such a Change of Control Transaction with, involving or to an Adverse Person without the prior written consent of JD, provided further that, JD shall have the right of first refusal, in priority to any right of first refusal of the Investors pursuant to Section 2.2 of the Right of First Refusal & Co-Sale Agreement, to carry out such a Change of Control Transaction with the Company in accordance with Section 2.6 of the Right of First Refusal & Co-Sale Agreement.

12.2 Change of Control Transaction. Notwithstanding any other provision of this Agreement or any other Transaction Document, (i) for so long as JD holds at least thirty-three percent (33%) of the then outstanding Shares on a fully-diluted and as-converted basis, no Group Company shall engage in, and no Shareholder shall cause or allow or otherwise be involved in, any Change of Control Transaction without the prior written consent of JD; and (ii) for so long as JD holds any Shares but holds less than thirty-three percent (33%) of the then outstanding Shares on a fully-diluted and as-converted basis, in the event that the Company intends to carry out a Change of Control Transaction, JD shall have the right of first refusal, in priority to any right of first refusal of Walmart pursuant to section 2.4 of the Right of First Refusal & Co-Sale Agreement and any right of first refusal of the Investors pursuant to Section 2.5 of the Right of First Refusal & Co-Sale Agreement, to carry out such a Change of Control Transaction with the Company in accordance with Section 2.3 of the Right of First Refusal & Co-Sale Agreement.

13. Additional Covenants.

13.1 Business of the Group Companies. Except for holding the interest in the applicable Subsidiaries, neither the Company nor the HK Subsidiary shall engage in any business or operations without the consent of the Majority Shareholders. The business of each other Group Companies shall be restricted to the Business, except with the approval of the Board and any required approvals under Section 11.

13.2 SAFE Registration. If any holder or record owner of any Equity Security of the Company (other than the Investors) (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under Circular 37, when such holder or record owner fails to complete the SAFE registration or reporting requirements under Circular 37, the Parties (other than the Investors) shall use their best efforts to promptly obtain a Power of Attorney in the form attached hereto as Exhibit A from such Security Holder, and shall use their best efforts to cause the designated representative under such Power of Attorney to, as soon as practicable, take such actions and execute such instruments on behalf of such Security Holder to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations.

13.3 VIE Documents. The Principal, the Principal HoldCo, the Co-Founder Parties and the Group Companies shall ensure that each party to the relevant VIE Documents (other than any nominees appointed by the Investors) fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the VIE Documents. Any termination, or material modification or waiver of, or material amendment to any VIE Documents shall require the written consent of, collectively and each voting as a separate class, (i) the holders holding a majority of the then outstanding Series A Preferred Shares, (ii) the holders holding at least sixty percent (60%) of the then outstanding Series B preferred Shares, (iii) the holders holding at least fifty percent (50%) of the then outstanding Series C Preferred Shares, (iv) the holders holding at least fifty percent (50%) of the then outstanding Series D Preferred Shares, (v) the holders holding at least fifty percent (50%) of the then outstanding Series E Preferred Shares, and (vi) the holders holding at least fifty percent (50%) of the then outstanding Series F Preferred Shares (other than any termination, modification or amendment to the VIE Documents in accordance with the JD Purchase Agreement). If any of the VIE Documents becomes illegal, void or unenforceable under PRC Laws after the date hereof, the Parties (other than the Investors) shall devise a feasible alternative legal structure reasonably satisfactory to the Investors which gives effect to the intentions of the parties in each VIE Document and the economic arrangement thereunder as closely as possible. Each of the Investors who has appointed a nominee shareholder to the Domestic Company covenants to the Company that, in the event that such Investor holds less than six percent (6%) of the share capital of the Company (on a fully-diluted and as-converted basis), it shall take all necessary actions to remove its nominee shareholder and procure its nominee shareholder to take all necessary actions to give effect to such removal, including without limitation, transferring the equity interest held by such nominee shareholder in the Domestic Company to a designee of the Company and terminating the relevant VIE Documents to which such nominee shareholder is a party.

13.4 Control of Subsidiaries. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Investors such that the Company (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the Accounting Standards.

13.5 Compliance with Laws; Registrations.

(i)

The Group Companies shall, and the Principal, the Principal HoldCo and the Co-Founder Parties shall cause the Group Companies to, conduct their respective business in compliance in all respects with all applicable Laws, including but not limited to Laws regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, telecommunication and e-commerce, intellectual property rights, labor and social welfare, and taxation, and obtain, make and maintain in effect, all Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws. Without limiting the generality of the foregoing, none of the Group Companies shall, and the Parties (other than the Investors) shall cause each Group Company not to, and the Parties shall use their best efforts to ensure that its and their respective Affiliates and its respective officers, directors, and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Public Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group Company in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States, as amended (as if it were a US Person), the U.K. Bribery Act, or any other applicable similar anti-corruption, recordkeeping and internal controls Laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company. The Group Companies shall, and the Principal, the Principal HoldCo shall cause the Group Companies to, and the Parties shall use their best efforts to ensure that its and their respective Affiliates and its respective officers, directors, and representatives (i) cease all of its or their respective activities, as well as remediate any actions taken by each of the Group Companies and any of its Subsidiaries, Affiliates, or its respective officers, directors, or representatives in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law; and (ii) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

(ii)

Without limiting the generality of the foregoing, the Principal, the Principal HoldCo, and the Co-Founder Parties and each Group Company shall ensure that all filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations in all material respects, including without limitation any such filings and registrations with the Ministry of Commerce, the Ministry of Information Industry, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau, customs authorities, product registration authorities, health regulatory authorities, and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

13.6 Stock Option Plan.

(i)

Except with the approval of the Compensation Committee (including at least one (1) Preferred Director) or in the absence of the Compensation Committee, the board of Directors (including at least one (1) Preferred Director), all shares, options or other securities or awards granted or issued under the ESOP shall vest as follows: twenty five percent (25%) thereof vest at the first anniversary of the date when such shares, options or other securities or awards are granted or issued (or with respect to each of the Company Key Employees (as defined in the Purchase Agreement), the date when such Company Key Employee started to work for the Group) with the remaining vesting evenly in monthly installments over the next thirty-six (36) months. The exercise price for any options or other awards granted or issued under the ESOP shall be determined by the Compensation Committee (including at least one (1) Preferred Director) or in the absence of the Compensation Committee, the board of Directors (including at least one (1) Preferred Director).

(ii)

No issuances or grants will be made under any ESOP unless such ESOP contains terms and conditions reasonably satisfactory to the Compensation Committee (including at least one (1) Preferred Director) or in the absence of the Compensation Committee, the board of Directors (including at least one (1) Preferred Director), which among other things, shall provide for the Company’s right to repurchase any and all unvested shares, options or other securities or awards granted thereunder at a price equivalent to the actual cost under certain circumstances and shall include transfer restrictions prior to a Qualified IPO. As a condition to the issuance of any shares under the ESOP or the exercise, conversion or exchange of any Equity Security issued under the ESOP, the grantee shall be required to enter into the Right of First Refusal and Co-Sale Agreement as a Principal (as defined in the Right of First Refusal and Co-Sale Agreement) or an agreement substantially similar thereto, unless otherwise agreed by the Majority Shareholders. Any attempt to exercise any option or other security granted or issued under the ESOP in contravention of this paragraph shall be null, void and without effect.

(iii)

As soon as practicable after the date hereof, the Company shall, and shall cause each Group Company to, obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary to effectuate the ESOP in the PRC in accordance with PRC Law, provided that the Company shall not grant or issue any awards or Shares pursuant to the ESOP to any grantee in the PRC if any authorization, consent, order or approval of any Governmental Authorities in connection with such grant or issuance has not been obtained.

(iv)

Among all the 75,791,329 Ordinary Shares reserved by the Company for the issuance to the officers, directors, employees, consultants or service providers of the Company in accordance with the ESOP, 15,954,032 Ordinary Shares shall be reserved for the issuance to the Principal, pursuant to the above provisions in this Section 13.6.

13.7 Insurance. If requested by any of the Preferred Directors, the Group Companies shall promptly purchase and maintain in effect, worker’s injury compensation insurance, key man insurance, and other insurance, in any case with respect to the Group’s properties, employees, products, operations, and/or business, each in the amounts not less than that are customarily obtained by companies of similar size, in a similar line of business, and with operations in the PRC.

13.8 Intellectual Property Protection. Except with the written consent of the Majority Shareholders, the Group Companies shall take all reasonable steps to protect their respective material Intellectual Property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each employee and consultant of each Group Company to enter into an employment agreement in form and substance reasonably acceptable to the Investors, a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company, in each case in form and substance reasonably acceptable to the Investors.

13.9 Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets the standards of good practice generally applied to other companies in the similar industry and incorporated in the same jurisdictions where each such Group Company is incorporated and is reasonably satisfactory to Investors to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

13.10 Non-compete.

(i)

Unless the Majority Shareholders otherwise consent in writing, the Principal and the Co-Founder (a) shall devote his full time and attention to the business of the Group Companies and will use his best efforts to develop the business and interests of such entities until the first anniversary of the consummation of the Qualified IPO, unless his earlier resignation or an alternative arrangement is approved by the Majority Shareholders, and (b) so long as the Principal or the Co-Founder is a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company and for two (2) years after the Principal or the Co-Founder is no longer a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company, shall not, and shall cause his Affiliate and Associate not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the business of any Group Company or otherwise competes with the Group Companies (a “Restricted Business”); provided, however, that the restrictions contained in this clause shall not restrict the acquisition by the Principal or the Co-Founder, directly or indirectly, of less than one percent (1%) of the then outstanding share capital of any publicly traded company engaged in a Restricted Business, (ii) solicit any Person who is or has been at any time a customer of the Group for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, or (iii) solicit or entice away or endeavour to solicit or entice away any director, officer, consultant or employee of any Group Company.

(ii)

The Principal and the Co-Founder expressly agree that the limitations set forth in this Section are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this Section is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section will be enforced to the greatest extent permitted by Law. Each of the undertakings contained in this Section shall be enforceable by each Group Company and the Investors separately and independently of the right of the other Group Companies.

13.11 No Avoidance. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement.

13.12 United States Tax Matters.

(i)

None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for US federal income tax purposes or elect to be treated as an entity other than a corporation for US federal income tax purposes.

(ii)

The Company shall use, and shall cause each of its Subsidiaries to use, its best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

(iii)

The Company shall use its best effort to avoid future status of the Company or any of its Subsidiaries as a PFIC. Within forty-five (45) days from the end of such taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a Governmental Authority or an Investor informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each Investor that is a United States Person (“Direct US Investor”) and each United States Person that holds either direct or indirect interest in such Investor (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant Investor requests in writing that the Company provide such information to such Indirect US Investor; provided that, the Company shall provide the information described in this Section 13.12(iii) to DST, without any such written request, for each taxable year of the Company so long as DST owns an equity interest in the Company for any portion of such taxable year.

(iv)

The Principal represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person. The Principal shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall use its best efforts to avoid future status of the Company or any of its Subsidiaries as a CFC. Upon written request of an Investor from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such Investor to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for the Investor to make such determination, the Company shall promptly procure such information from its shareholders. The Company shall, (i) upon written request of an Investor, furnish on a timely basis all information requested by such Investor to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC. The Company and each of its Subsidiaries shall use their best efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such Investor (or any Indirect US Investor) pursuant to Section 951 of the Code.

(v)

The Company shall comply and shall cause each of its Subsidiaries to comply with all record-keeping, reporting, and other requirements that an Investor inform the Company are necessary to enable such Investor to comply with any applicable US tax rules. The Company shall also provide each Investor with any information reasonably requested by such Investor to enable such Investor to comply with any applicable US tax rules.

13.13 Other Tax Matters. The Parties (other than the Investors) agree to jointly and severally indemnify the Investors from and against any loss, claim, liability, expense, or other damage (including diminution in the value of the Company business or the Investors’ investment in the Company) attributable to any breach of any representations, warranties or covenants contained in Section 13.12.

13.14 Confidentiality.

(i)

The terms and conditions of the Transaction Documents (collectively, the “Confidential Information”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except that (a) each Party, as appropriate, may disclose any of the Confidential Information to its current or bona fide prospective investors, prospective permitted transferees, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; (b) each Investor may disclose any of the Confidential Information to its fund manager or advisory company and the employees thereof so long as such Persons are under appropriate nondisclosure obligations; and (c) if any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section 13.14, such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding the foregoing but subject to Section 14.22, the Company and Walmart shall have the right to make a public announcement mutually agreed by the Company and Walmart in writing about the closing of the transaction contemplated in the Purchase Agreement.

(ii)

The provisions of this Section 13.14 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by the Company and any Investor in respect of the transactions contemplated hereby.

13.15 Anti-Corruption. The Company represents that it shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-US Official, in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its Subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its Subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

13.16 Excluded Opportunity. The Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity, unless otherwise agreed by the relevant Investors who are in possession of such Excluded Opportunity. The Company acknowledges that the Investors and their affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investors hereby acknowledge and agree that a Covered Person shall:

(i)

have no obligation or duty (contractual or otherwise) to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company, and

(ii)

in connection with making investment decisions, to the fullest extent permitted by law, have no obligation or duty (contractual or otherwise) to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director of, or investor in, the Company or otherwise.

13.17 Dual-class Share Structure. The Parties agree that, insofar as it is not prohibited by Applicable Securities Law or other applicable Laws, immediately prior to completion of the IPO, the Company shall adopt a dual class ordinary share structure such that the ordinary shares of the Company will consist of Class A ordinary shares and Class B ordinary shares, with Class A ordinary shares being low-voting shares while Class B ordinary shares being high-voting shares in respect of matters requiring the votes of Shareholders. The Parties shall negotiate in good faith to determine the number of votes that the holder of Class B ordinary shares is entitled to per share. The Parties agree that the Principal shall hold Class B ordinary shares and all other Shareholders shall hold Class A ordinary shares.

14. Miscellaneous.

14.1 Termination. This Agreement shall terminate upon mutual consent of the Parties hereto. The provisions of Sections 7, 8, 9, 10, 11 and 13 (except for Section 13.10) shall terminate on the earliest of the consummation of (i) the Qualified IPO, (ii) a liquidation, dissolution, winding up of the Company, or (iii) a Deemed Liquidation Event. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 2 through 6, 13.10 and Section 14). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

14.2 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. The Principal irrevocably agrees to cause the Principal HoldCo to perform and comply with all of its covenants and obligations under this Agreement.

14.3 Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of the Investors hereunder (including, without limitation, registration rights) are assignable to an Affiliate, or a third party in connection with the transfer of Equity Securities of the Company held by the Investors but only to the extent of such transfer. This Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties except as expressly provided herein.

14.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of Hong Kong as to matters within the scope thereof, without regard to principles of conflict of laws thereunder.

14.5 Dispute Resolution.

(i)

Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(ii)

The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be one (1) arbitrator. The HKIAC Council shall select the arbitrator, who shall be qualified to practice law in Hong Kong.

(iii)

The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(iv)

Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(v)	The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vi)

The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of laws thereunder) and shall not apply any other substantive Law.

(vii)	Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii)	During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

14.6 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule H (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

14.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

14.8 Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

14.9 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

14.10 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

14.11 Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) as to the Investor, only by the Investor; and (iii) (A) as to holders of Series A Preferred Shares, only by the holders of a majority of Series A Preferred Shares then outstanding, (B) as to holders of Series B Preferred Shares, only by the holders of at least sixty percent (60%) of Series B Preferred Shares then outstanding, (C) as to holders of Series C Preferred Shares, only by the holders of at least fifty percent (50%) of Series C Preferred Shares then outstanding, (D) as to holders of Series D Preferred Shares, only by the holders of at least fifty percent (50%) of Series D Preferred Shares then outstanding, (E) as to holders of Series E Preferred Shares, only by the holders of at least fifty percent (50%) of Series E Preferred Shares then outstanding, and (F) as to holders of Series F Preferred Shares, only by the holders of at least fifty percent (50%) of Series F Preferred Shares then outstanding; provided, however, (1) no amendment or waiver shall be effective or enforceable in respect of a holder of Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, or Series F Preferred Shares if such amendment or waiver affects such holder materially and adversely differently from any other holder of Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, or Series F Preferred Shares, as applicable, unless such holder consents in writing to such amendment or waiver, and (2) any provision that specifically and expressly gives a right to any Investor shall not be amended or waived without the prior written consent of such Investor. Notwithstanding the foregoing, any Party may waive the observance as to such Party of any provision of this Agreement (either generally or in a particular instance and either retroactively or prospectively) by an instrument in writing signed by such Party without obtaining the consent of any other Party. Any amendment or waiver effected in accordance with this Section 14.11 shall be binding upon all the Parties hereto.

14.12 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

14.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

14.14 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

14.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

14.16 Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Documents constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other prior agreements between or among any of the Parties with respect to the subject matter hereof and thereof. Without limiting the generality of the foregoing, in consideration of the mutual covenants and promises contained herein, each of the parties to the Existing Shareholders Agreement hereby confirms and covenants with each of the other parties thereto that, with effect immediately after the date hereof that the Existing Shareholders Agreement shall be absolutely terminated. The Parties acknowledge that none of the parties to the Existing Shareholders Agreement has or shall have any rights, claims, interests, causes of actions, liabilities, and costs and expenses of whatever nature against any of the other parties thereto under or in respect of Section 2.5 of the Series A Purchase Agreement by and among the Company, the Series A Investors and certain other parties thereto dated as of November 11, 2014 (the “Series A Purchase Agreement”) and Section 2.5 of the Series B Purchase Agreement by and among the Company, the Series B Investors and certain other parties thereto dated as of February 13, 2015 (the “Series B Purchase Agreement”), or the Existing Shareholders Agreement; and to the extent that any of the parties to the Existing Shareholders Agreement now has, has at any time had, or may in future have any rights, claims, interests, causes of actions, liabilities, and costs and expenses of whatever nature against any of the other parties thereto under or in respect of Section 2.5 of the Series A Purchase Agreement, Section 2.5 of the Series B Purchase Agreement, or the Existing Shareholders Agreement, such rights, claims, interests, causes of actions, liabilities, and costs and expenses are hereby absolutely, irrevocably and unconditionally waived, discharged and released by such party concerned.

14.17 Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall control as among the Parties to this Agreement (other than the Company), and the Parties (other than the Company) agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Charter Document so as to eliminate such inconsistency.

14.18 Aggregation of Shares. All Shares held or acquired by any Affiliates of an Investor shall be aggregated together for the purpose of determining the availability of any rights of such Investor under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

14.19 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the then outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

14.20 Grant of Proxy. Upon the failure of the Principal or the Principal HoldCo to vote the Equity Securities of the Company held thereby, to implement the provisions of and to achieve the purposes of this Agreement, the Principal or Principal HoldCo hereby grants to a Person designated by the Company a proxy coupled with an interest in all Equity Securities of the Company held by the Principal or the Principal HoldCo, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section is amended to remove such grant of proxy in accordance with Section 14.11 hereof, to vote all such Equity Securities to implement the provisions of and to achieve the purposes of this Agreement.

14.21 Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

14.22 No Use of Name.

(i)

Without the prior written consent of an Investor, the Company shall not use, publish, or reproduce the name of such Investor or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements.).

(ii)

Without the prior written consent of Sequoia, and whether or not it or any Affiliate thereof is then a shareholder of the Company, no Party shall (or shall permit any Affiliate thereof to) use, publish or reproduce the name of any Person associated with Sequoia, the name or logo of “Sequoia”, or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements) and such obligation under this Section 14.22(ii) shall survive any termination or expiration of this Agreement.

(iii)

Without the prior written consent of DST Asia IV or DST Managers V Limited, and whether or not it or any Affiliate thereof is then a shareholder of the Company, no Party shall (or shall permit any Affiliate thereof to) use, publish or reproduce the name of any Person associated with DST, the name or logo of “DST”, or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements) and such obligation under this Section 14.22(iii) shall survive any termination or expiration of this Agreement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Dada Nexus Limited

	By:	/s/ Philip Jiaqi Kuai
	Name:	Philip Jiaqi Kuai
	Title:	Director

Alpha Lake Limited

	By:	/s/ Philip Jiaqi Kuai
	Name:	Philip Jiaqi Kuai
	Title:	Director

Dada Wisdom (HK) Limited (達智(香港)有限公司)

	By:	/s/ Philip Jiaqi Kuai
	Name:	Philip Jiaqi Kuai
	Title:	Director

Dada Glory Network Technology Ltd.
(达疆网络科技(上海)有限公司)
Company Seal

	By:	/s/ Philip Jiaqi Kuai
	Name:	Philip Jiaqi Kuai
	Title:	Legal Representative

Shanghai Qusheng Internet Technology Co., Ltd.
(上海趣盛网络科技有限公司)
Company Seal

	By:	/s/ Philip Jiaqi Kuai
	Name:	Philip Jiaqi Kuai
	Title:	Legal Representative

Signature Page to Sixth Amended and Restated Shareholders Agreement

Shanghai Darong Suyun Co., Ltd.
(上海达融速运有限公司)
Company Seal

By:	/s/ Philip Jiaqi Kuai
Name:	Philip Jiaqi Kuai
Title:	Legal Representative

Shanghai JD Daojia Yuanxin Information Technology Co., Ltd.(上海京东到家元信信息技术有限公司)

By:	/s/ Philip Jiaqi Kuai
Name:	Philip Jiaqi Kuai
Title:	Legal Representative

Shanghai JD Daojia Youheng E-Commerce Information Technology Co., Ltd. (上海京东到家友恒电商信息技术有限公司)

By:	/s/ Philip Jiaqi Kuai
Name:	Philip Jiaqi Kuai
Title:	Legal Representative

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

The undersigned acknowledges that (i) before entering into this Agreement he has had the opportunity to consult with an attorney and tax advisor of his choice and is not relying on any counsel or advisor of the Investors, (ii) no promises or representations have been made to him by any Person to induce him to enter into this Agreement other than the express terms set forth herein, and (iii) he has read this Agreement and understands all of its terms.

PRINCIPAL:

/s/ Philip Jiaqi Kuai
Philip Jiaqi Kuai

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PRINCIPAL HOLDCO:

Pleasant Lake Limited

By:	/s/ Philip Jiaqi Kuai
Name:	Philip Jiaqi Kuai
Title:	Director

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

CO-FOUNDER PARTIES:

Jun YANG (楊駿)

By:	/s/ Jun Yang

High Altitude Limited

By:	/s/ Jun Yang
Name:	Jun Yang
Title:	Director

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

DST Asia IV

By:	/s/ Soraj Bissoonauth
Soraj Bissoonauth
Authorized Signatory

DST Asia V

By:	/s/ Velleyen Kullean
Velleyen Kullean
Authorized Signatory

DST China EC XII

By:	/s/ Velleyen Kullean
Velleyen Kullean
Authorized Signatory

DST Global IV Co-Invest Ltd.

By:	/s/ Soraj Bissoonauth
Soraj Bissoonauth
Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Sequoia Capital China GF Holdco III-A, Ltd.

By:	/s/ Ip Siu Wai Eva
Authorized Signatory

SC China Growth III Co-Investment 2015-A, L.P.

By:	/s/ Ip Siu Wai Eva
Authorized Signatory

SCC Venture V Holdco I, Ltd.

By:	/s/ Ip Siu Wai Eva
Authorized Signatory

SCC Growth I Holdco A, Ltd.

By:	/s/ Ip Siu Wai Eva
Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Victory Faith Consultants Limited

By:	/s/ Louis Yu
Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Merit Success Investments Limited

By:	/s/ Wenjun Wu; /s/ Alex Zhijian Yang
Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Kunlun Group Limited (昆仑集团有限公司)

By:	/s/ Yahui Zhou
Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Gabor Forgacs

/s/ Gabor Forgacs

Andras Forgacs

/s/ Andras Forgacs

PENSCO Trust Company Cust. FBO
Andras Forgacs Roth IRA

/s/ Andras Forgacs
Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Great Base Investment Limited (基耀投资有限公司)

By:	/s/ Krzysztof Werkun
Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

JD Sunflower Investment Limited

By:	/s/ Richard Qiangdong Liu
Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Azure Holdings S.a.r.l.

By:	/s/ Craig Ihle
Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

SCHEDULE A

LIST OF FOUNDERS

Founders	PRC ID Number	Holding Company	Number of Ordinary Shares Held by Holding Company as of the Date hereof

Philip Jiaqi Kuai (蒯佳祺)	[PRC ID Card No.]	Pleasant Lake Limited	62,146,085 Ordinary Shares

Jun Yang (杨骏)	[PRC Passport No.]	High Altitude Limited	13,218,993 Ordinary Shares

Note:	Pleasant Lake limited also holds 5,315,032 options and 5,319,500 restricted shares of the Company as of the date hereof.

High Altitude Limited also holds 1,773,167 restricted shares of the Company as of the date hereof.

Schedule A

SCHEDULE B

LIST OF SERIES A INVESTORS

SCC Venture V Holdco I, Ltd.

Victory Faith Consultants Limited

Schedule B

SCHEDULE C

LIST OF SERIES B INVESTORS

Merit Success Investments Limited

Gabor Forgacs

Andras Forgacs

PENSCO Trust Company Cust. FBO Andras Forgacs Roth IRA

Kunlun Group Limited (昆仑集团有限公司), formerly known as Koram Games limited (昆仑在线（香港）股份有限公司)

Schedule C

SCHEDULE D

LIST OF SERIES C INVESTORS

SCC Growth I Holdco A, Ltd.

DST Asia IV

Schedule D

SCHEDULE E

LIST OF SERIES D INVESTORS

DST Asia IV

DST Asia V

DST China EC XII

DST Global IV Co-Invest Ltd.

Sequoia Capital China GF Holdco III-A, Ltd.

SC China Growth III Co-Investment 2015-A, L.P.

Kunlun Group Limited (昆仑集团有限公司)

Great Base Investment Limited (基耀投资有限公司)

Schedule E

SCHEDULE F

LIST OF SERIES E INVESTORS

JD Sunflower Investment Limited

Azure Holdings S.a.r.l.

Schedule F

SCHEDULE G

LIST OF SERIES F INVESTORS

Azure Holdings S.a.r.l.

JD Sunflower Investment Limited

Schedule G

SCHEDULE H

ADDRESS FOR NOTICES

If to Principal, Principal HoldCo and Group Companies:

Address:	Room 1603, Longyu Building, 1036 Pudong Nan Road, Pudong District, Shanghai
Tel:	+86 21 68596008
Attention:	Philip Jiaqi Kuai

If to Co-Founder Parties:

Address:	588 San Remi Ter., Sunnyvale, CA 94085
Tel:	+86 21 68596008
Attention:	Jun Yang

If to Sequoia:

Address:	Suite 2215, 22/F Two Pacific Place 88 Queensway Road, Hong Kong
Tel:	+852 2501 8989
Attention:	Wendy Kok

If to Victory Faith Consultants Limited:

Address:	Room 4201, Beijing Fortune Centre. No.7 Dongsanhuanzhong Road, Chaoyang District, Beijing
Tel:	+86 13811528453
Attention:	YU Qiang

If to Greenwoods:

Address:	27/F, Kerry Parkside Office, 1155 Fangdian Road, Pudong, Shanghai, China 201204
Tel:	(8621) 20830300 / (86)136 0162 1392
Attention:	CHEN Chen (chenchen@greenwoodsasset.com)

If to Kunlun Group Limited:

Address:	No. B, Mingyang International Building, No. 46 Zongbu Hutong, Dongcheng District, Beijing
Tel:	86-010-65210228
Attention:	Jessica Qian

If to Gabor Forgacs:

Address:	200 Chambers Street, Apt. PHF, New York, NY 10007
Tel:	315-323-0613

Schedule H

If to Andras Forgacs:

Address:	319 7th Street, Apt 2, Brooklyn, NY 11215
Tel:	917-568-8271

If to PENSCO Trust Company Cust. FBO Andras Forgacs Roth IRA:

Address:	1560 Broadway, Suite 400, Denver, CO 80202
Tel:	415-395-5741
Attention:	Jim Weinberg
If to DST:

Address:	c/o IFS Court, Twenty Eight, Cybercity, Ebene, Mauritius
Tel:	+230 467 3000
Email:	ifs@ifsmauritius.com
Attention:	Mr. Soraj Bissoonauth

With copies to:

Address:	c/o Tulloch & Co, 4 Hill Street, London W1J 5NE, UK
Tel:	+44 207 318 1180
Email:	atulloch@atulloch.com; bhancock@dstgservices.com
Attention:	Alastair Tulloch

And

Address:	Goodwin Procter, Room 2801, One Exchange Square, 8 Connaught Place, Central, Hong Kong
Tel:	(852) 3658 5300
Facsimile:	(852) 2801 5515
Email:	yrana@goodwinprocter.com
Attention:	Yash A. Rana, Esq.

If to Great Base Investment Limited:

Address:	Room D, 3/F, Thomson Commercial Building, 8-10 Thomson Road, Wanchai, Hong Kong

With copies to:

Address:	21st Floor, Tower C, Central International Trade Center, 6 Jianguomenwai Avenue, Beijing, China
Tel:	(8610) 85679988
Fax:	(8610) 85679989
Attention:	Wang Xinwei

If to JD:

Address:	21/F, Building A, No.18 Kechuang 11th Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing 101111, PRC
Tel:	legalnotice@jd.com
Attention:	Legal Department (Mergers and Acquisitions Group)

Schedule H

With a copy (which shall not constitute notice) to

Address:	20/F, Building A, No. 18 Kechuang 11th Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing 101111, PRC
Tel:	qyfz@jd.com
Attention:	Strategy and Investment Department

If to Walmart:

Address:	c/o Walmart eCommerce, 850 Cherry Avenue, San Bruno, CA 94066, U.S.A.
E-mail:	jchung@walmart.com; AMyong@walmart.com
Attention:	General Counsel, Walmart Global eCommerce; CFO, Walmart Global eCommerce

With a copy (which shall not constitute notice) to:

Address:	Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, CA 94304, U.S.A.
E-mail:	ccomey@mofo.com
Attention	Charles C. Comey

Schedule H

EXHIBIT A

FORM OF POWER OF ATTORNEY

Principal:	Name:
ID Card No.:
Address:
Postal Code:
Tel:

Fiduciary:	Name:
ID Card No.:
Address:
Postal Code:
Tel:

The Principal proposes to exercise his/her/its share subscription rights/share options granted under the certificate of subscription/share option agreement entered into between the Principal and                     , a company incorporated under the laws of the Cayman Islands (“Offshore Company”), dated                     . Upon satisfaction of the relevant conditions stipulated under the certificate of subscription/share option agreement, the Principal shall obtain             ordinary shares of the Offshore Company (representing    % of the total share capital of the Offshore Company). The Principal hereby authorize the Fiduciary to take actions on behalf of the Principal and execute relevant foreign exchange registration procedures in relation to the exercise of the share subscription rights/share options abovementioned.

The authorized scope of the Fiduciary’s power of attorney includes: file applications, execute the formalities of declaration, admission, alterations or waiver, receive materials of relevant notification, certificates and documents, and all other matters related to the execution of the foreign exchange registration procedures hereto.

Principal:
Name
Date:

Exhibit A

EXHIBIT B

FORM OF DEED OF JOINDER

This Deed of Joinder (this “Deed”) is made as of [•] by the undersigned (the “Joining Party”) in accordance with the terms of a shareholders agreement dated August 8, 2018 made between Dada Nexus Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”) and certain other parties (as supplemented and amended from time to time) (the “Shareholders Agreement”) and a right of first refusal and co-sale agreement dated August 8, 2018 made between the Company and certain other parties (as supplemented and amended from time to time) (the “Right of First Refusal & Co-Sale Agreement”).

NOW THEREFORE IT IS HEREBY AGREED as follows:

1.

Words and expressions used in this Deed shall have the same meaning assigned to them in the Shareholders Agreement and Right of First Refusal & Co-Sale Agreement, as applicable, unless the context otherwise expressly requires.

2.	The Joining Party hereby confirms that it has been supplied with a copy of the Shareholders Agreement and the Right of First Refusal & Co-Sale Agreement.

3.

The Joining Party hereby acknowledges, agrees and undertakes that, by its execution of this Deed, the Joining Party shall be deemed to be a party to the Shareholders Agreement and the Right of First Refusal & Co-Sale Agreement and to perform the obligations imposed by the Shareholders Agreement and the Right of First Refusal & Co-Sale Agreement which are to be performed on or after the date of this Deed in all respects as if it had executed the Shareholders Agreement and the Right of First Refusal & Co-Sale Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement and the Right of First Refusal & Co-Sale Agreement.

4.	This Deed is made for the benefit of:

(a)	the Parties to the Shareholders Agreement;

(b)	the Parties to the Right of First Refusal & Co-Sale Agreement; and

(c)

any other Person or Persons who may after the date of the Shareholders Agreement (and whether or not prior to or after the date hereof) assume any rights or obligations under the Shareholders Agreement and be permitted to do so by the terms thereof;

and this Deed shall be irrevocable without the consent of the Company acting on their behalf in each case only for so long as they hold any Shares in the capital of the Company.

5.	The Joining Party’s address for notices, demands and all other communications under the Shareholders Agreement and the Right of First Refusal & Co-Sale Agreement is as follows:

[name of Joining Party]

Address:            [•]

Fax Number:     [•]

Attention:          [•]

Exhibit B

6.

This Deed shall be read as one with the Shareholders Agreement and the Right of First Refusal & Co-Sale Agreement so that any reference in the Shareholders Agreement or the Right of First Refusal & Co-Sale Agreement to “this Agreement” and similar expressions shall include this Deed.

7.	This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

IN WITNESS WHEREOF this Deed of Joinder is executed as a deed on the date and year first above written.

EXECUTED AS A DEED	)
)

SEALED with the COMMON SEAL	)
)
of [name of Joining Party]	)
)
and SIGNED by [•]	)
)
(Director))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

Exhibit B